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DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION

140 Broadway
New York, New York 10005

                          Offer to Purchase for Cash

                       35,144,833 Shares of Common Stock

                                      of
                               REVCO D.S., INC.
                                      at
                         $27.50 NET PER SHARE IN CASH
                                      by
                         OCEAN ACQUISITION CORPORATION
                         a wholly owned subsidiary of
                             RITE AID CORPORATION

      THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
           AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY,
             JANUARY 2, 1996, UNLESS THE OFFER IS EXTENDED.

                                                                December 4, 1995

To Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

     We have been appointed by Ocean Acquisition Corporation, a Delaware corporation (the 'Purchaser') and a wholly owned subsidiary of Rite Aid Corporation, a Delaware corporation ('Parent'), to act as Dealer Manager in connection with the Purchaser's offer to purchase 35,144,833 shares of common stock, par value $.01 per share (the 'Common Stock' or the 'Shares'), of Revco D.S., Inc., a Delaware corporation (the 'Company'), or such other number of Shares as equals 50.1% of the Shares outstanding on a fully diluted basis as of the Expiration Date (as defined in 'THE TENDER OFFER--Terms of the Offer; Number of Shares and Proration; Expiration Date' of the Offer to Purchase (as defined below)), at a price of $27.50 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, the 'Offer Price'), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase, dated December 4, 1995 (the 'Offer to Purchase'), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the 'Offer') enclosed herewith.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, 35,144,833 SHARES, OR SUCH OTHER NUMBER OF SHARES AS EQUALS 50.1% OF THE SHARES OUTSTANDING ON A FULLY DILUTED BASIS AS OF THE EXPIRATION OF THE OFFER (SUCH NUMBER OF SHARES BEING THE 'MINIMUM NUMBER'), BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER (THE 'MINIMUM CONDITION'). THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS. SEE 'THE TENDER OFFER--CONDITIONS OF THE OFFER' OF THE OFFER TO PURCHASE.


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     For your information and for forwarding to your clients for whom you hold
Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

          1. Offer to Purchase, dated December 4, 1995;

          2. Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares;

          3. Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such Shares (the 'Share Certificates') are not immediately available or time will not permit all required documents to reach Harris Trust Company of New York (the 'Depositary') prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis;

          4. A letter to stockholders of the Company from Mr. D. Dwayne Hoven, President and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company;

          5. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          7. Return envelope addressed to the Depositary.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will purchase, by accepting for payment, and will pay for the Minimum Number of Shares validly tendered prior to the Expiration Date (and not properly withdrawn in accordance with 'THE TENDER OFFER--Withdrawal Rights' of the Offer to Purchase) promptly after the later to occur of (i) the Expiration Date and (ii) the satisfaction or waiver of the conditions set forth in 'THE TENDER OFFER--Conditions of the Offer' of the Offer to Purchase. For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares if, as and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares for payment pursuant to the Offer. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the Share Certificates or timely confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company pursuant to the procedures set forth in 'THE TENDER OFFER--Procedures for Tendering Shares' of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in 'THE TENDER OFFER--Acceptance for Payment and Payment for Shares' of the Offer to Purchase)

and (iii) any other documents required by the Letter of Transmittal.

     The Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager as described in 'THE TENDER OFFER--Fees and Expenses' of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

     The Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JANUARY 2, 1996, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, should be sent to

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the Depositary, and certificates evidencing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender Shares, but it is impracticable for them to forward their Share Certificates or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified under 'THE TENDER OFFER--Procedures for Tendering Shares' of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to the Information Agent at its address and telephone number set forth on the back cover page of the Offer to Purchase.

     Additional copies of the enclosed materials may be obtained by calling the Information Agent, MacKenzie Partners, Inc., collect at (212) 929-5500 or toll-free at (800) 322-2885, or from brokers, dealers, commercial banks or trust companies.

                                              Very truly yours,
                                               DONALDSON, LUFKIN & JENRETTE
                                                  SECURITIES CORPORATION
                                                  (310) 282-5065 (call collect)
                                                  or (800) 237-5022

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, THE PURCHASER, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER, OR ANY AFFILIATE OF ANY OF THE

FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

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